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                                                                   Exhibig 10.17

                                 LOAN AGREEMENT
                                       AND
                           CONVERTIBLE PROMISSORY NOTE

                                                             Scottsdale, Arizona

LOAN AGREEMENT AND CONVERTIBLE PROMISSORY NOTE ("Agreement") dated as of January 31, 2001 by and between Flexi International Software, Inc., a Delaware corporation ("Flexi") and Core3, Inc., a Delaware corporation ("Core3").

WHEREAS, Core3 desires to borrow, and Flexi desires to lend, $272,000 (the monies actually loaned plus all interest accrued thereon to Core3 being referred to as the "Debt");

WHEREAS, as of the date set forth above, Flexi has loaned $[84,961.54] to Core3, which shall be considered monies loaned pursuant to this Agreement;

WHEREAS, Flexi desires to convert the Debt into Forty Thousand (40,000) shares of common voting stock of Core3 (the "Shares"), on the terms set forth herein;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

                                   ARTICLE I.
                                  LOAN ADVANCES

         The recitals set forth above are incorporated into this Agreement.

         Flexi covenants to make twenty-four (24) twice-monthly loan advances (to be made on the 15th and last day of each month) of $7,793.27 to Core3, beginning January 15, 2002, and continuing to and including December 31, 2002, such that the total of all loan advances (including monies loaned to date) will equal $272,000. Such loan advances shall be sent by wire transfer or company check to the corporate offices of Core3.

         Any advance payment delivered more than five (5) business days late shall be considered a breach.

         A "Loan Advance Default" hereunder is defined as Flexi's failure to make a loan advance as set forth above within seven (7) days of written notice of such breach received from Core3 (7 days being defined as the "cure period")

                                   ARTICLE II.
                                 PROMISSORY NOTE

         Until January 31, 2003 ("Interest Accrual Date"), no interest shall accrue on the debt. After such date, unless the Debt is converted to equity as set forth in Article III, the Debt shall be subject to the terms and provisions of this Article II, as follows: Core3 promises to pay to Flexi the principal sum of the Debt, together with interest thereon at Seven Percent (7%) per annum from and after the Interest Accrual Date, in One Hundred Twenty (120) equal monthly payments of principal and interest, with the first


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payment to be on March 1, 2003, all to be paid in lawful money of the United
States of America. Core3 will have the option of prepaying the Debt, in full or in part, at any time without penalty, but only after February 1, 2003. If Core3 elects to pre-pay the Debt in full at anytime, Core3 will notify Flexi thirty
(30) days in advance ("Prepayment Notice Period") of the full prepayment. Flexi may elect to convert the remaining Debt during the Prepayment Notice Period according to the Debt conversion provisions below.

         The unpaid balance of the Debt at any time shall be the total amount advanced pursuant to the terms of this Agreement, plus interest accrued thereon (if any), less the amount of payments made thereon by or for Core3, which balance may be endorsed hereon from time to time by Flexi.

         Any payment delivered more than five (5) business days late shall be considered a breach.

         A "Note Default" hereunder is defined as Core3's failure to cure within seven (7) days of written notice of breach received by Core3 (7 days being defined as the "cure period"). Upon a Note Default, the Debt, together with all accrued and unpaid interest, shall, at the option of Flexi, become immediately due and payable upon written notice by the Flexi.

         Each and every payment due to Flexi on the Debt shall be made in lawful money of the United States of America and in immediately available funds, and when made shall be first applied to interest due, and then to the reduction of the principal amount of the Debt.

                                  ARTICLE III.
                               CONVERSION OF DEBT

         The Debt, in whole, but not in part, may be converted into the Shares upon written notice after December 31, 2002, and prior to February 1, 2003, from Flexi by delivering a "Conversion Notice" in the form of EXHIBIT A attached hereto, to the other party, subject to the terms and conditions set forth in this Agreement. Flexi shall only have the right to issue the Conversion Notice if there has not been a Loan Advance Default. The Debt will be converted into Core3 common stock by dividing the Debt by $6.80 to determine the number of Core3 shares due to Flexi.

The conversion price (set above at $6.80 per share) will be appropriately adjusted for stock splits, reverse splits, stock dividends, recapitalizations, or other changes to the common stock of Core3 that merely are changes to the number of shares and price per share.

         Upon the proper delivery of a Conversion Notice, a Stock Subscription Agreement, in the form attached as EXHIBIT B, shall be executed by the parties.

         Core3 represents, warrants and covenants that after January 1, 2002 no common stock of Core3 will be issued by Core3 at a price less than $6.80 per share, unless there is a Adverse Valuation Determination; provided, however, that nothing herein shall prevent Core3 from issuing stock pursuant to an employee stock option or incentive plan established by the board of directors of Core3. As used herein, an "Adverse Valuation Determination" means that the Core3 board of directors unanimously



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determines, with all board members present and voting, that the value of the common stock of Core3 is less than $6.80 per share, and that it is in the best interest of Core3 to raise capital by issuing common stock at less than $6.80 per share.

Flexi will be granted a seat on the Core3 board of directors so long as both of the below conditions are satisfied: (a) Core3's common stock is not publicly traded on any public securities market, and (b)(1) Flexi owns 10% or more of the common stock of Core3, OR (b)(2) the Debt is unconverted and outstanding.

IN WITNESS WHEREOF, this AGREEMENT as been executed as of the date first set forth above.

FLEXI:

FlexiInternational Software, Inc.
A Delaware Corporation



By /s/ Stefan R. Bothe
   --------------------------------
         Its:


CORE3

Core3, Inc.
A Delaware corporation

By /s/ Gregg Scoresby
  ---------------------------------
         Gregg Scoresby, President





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